Exhibit 10.25

RENEWAL SERVICE AGREEMENT

IWG International Workplace Group

Regus · SPACES. · HQ · Signature · No18

AGREEMENT DATE : MAY 23, 2024

BUSINESS CENTER ADDRESS:
Regus
NJ, Princeton - Overlook
100 Overlook Center
2nd Floor
Princeton
New Jersey
08540
United States of America

CLIENT ADDRESS (NOT A BUSINESS CENTER ADDRESS):	
Company Name	Vyome Therapeutics Inc.
Contact Name	Venkateswarlu Nelabhotla
Address *	100, Overlook center 2nd floor
City *	Princeton
State/ County/ Province/ Municipality/ Governorate *	New Jersey
Post Code *	08540
Country *	United States of America
Phone number *	United States of America +1 973-832-8147
Email *	nvenkat@vyometx.com

RENEWAL PAYMENT DETAILS (EXCLUDING TAX AND OPTIONAL SERVICES)

Office Number	Number of People	Total Monthly Office Price	One-time Special Discount	Total Monthly Discount	Discounted Monthly Renewal Price
2067	1	$ 1,032.00	$ 4.00	$ 4.00	**$ 1,028.00**
TOTALS	**1**	**$ 1,032.00**	**$ 4.00**	**$ 4.00**	**$ 1,028.00**
				0.39%	

SERVICE PROVISION:	Start Date	August 1, 2024	End Date*	October 31, 2024

COMMENTS:

* All agreements end on the last calendar day of the month. More info

- Invoices/Fees are charged on a monthly basis which is calculated based on a 30-day month. More info
- A refundable service retainer equivalent to 2 x monthly office fee will be payable. More info

Promotion: Any promotion or discount is for the initial term of the agreement.

TERMS AND CONDITIONS

We are Regus Management Group, LLC, please click the link below for terms and conditions.

AGREEMENT TO ARBITRATE/CLASS ACTION WAIVER: YOU AND WE MUTUALLY AGREE TO WAIVE OUR RESPECTIVE RIGHTS TO RESOLVE DISPUTES IN A COURT OF LAW BY A JUDGE OR JURY AND AGREE TO RESOLVE ANY DISPUTE BETWEEN US BY BINDING ARBITRATION, except as expressly provided in this paragraph. Any dispute or claim relating in any way or arising out of this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accord with its Commercial Arbitration Rules (available at www.adr.org), except that You or We may assert claims in small claims court and We may pursue a court action to remove You if You do not leave when this Agreement terminates (and You may pursue a court action to prevent Your removal). The arbitrator, and not a court of law, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, and shall conduct the arbitration on an individual basis only and not as a class or representative action. You and We acknowledge that this Agreement is governed by the Federal Arbitration Act and will survive after this Agreement terminates or your relationship with Us ends.

CLASS ACTION WAIVER: YOU UNDERSTAND AND AGREE THAT YOU AND WE MAY EACH BRING CLAIMS AGAINST THE OTHER, WHETHER IN COURT OR ARBITRATION, ONLY IN AN INDIVIDUAL CAPACITY AND NOT ON A CLASS, COLLECTIVE ACTION, OR

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